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                                                               Exhibit 10.17


                             AMENDMENT TO AGREEMENT

        This Second Amendment to Agreement (hereafter "Amendment") is effective on October 15, 1995 by and between CALYPTE Biomedical Corporation, a corporation organized and existing under the laws of California, having a place of business at 1440 Fourth Street, Berkeley, California 94710 (hereafter "CORPORATION");
and NEW YORK UNIVERSITY, a corporation organized and existing under the laws of the State of New York, having a place of business at 70 Washington Square
South, New York, New York 10012 (hereafter "NYU").

                              W I T N E S S E T H:

        WHEREAS, CORPORATION and NYU entered into a certain agreement made and effective as of August 12, 1993 (the "License Agreement"), pursuant to which, inter alia, NYU granted to CORPORATION certain rights to certain inventions relating to the detection of antibodies to human immunodeficiency virus (HIV) in urine, and the parties agreed to certain other related matters as specified herein; and

        WHEREAS, CORPORATION and NYU wish to modify certain terms and conditions of the License Agreement as specified herein;

        NOW, THEREFORE, in consideration of the premises and the covenants, conditions and promises set forth below, the parties hereto hereby agree as follows:

1. Except as expressly provided for herein, all terms and conditions of the Agreement shall remain in full force and effect.
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2.      Terms which are defined in the Agreement shall have the same meanings when used in this Amendment, unless a different definition is given herein.

3. Section 5.c.(2) of the Agreement shall be, and hereby is, amended in its entirety so that, as amended, said Section 5.c.(2) shall read as follows:

        (2) the sublicense shall not be assignable, in whole or in part; provided, however, in the event that CORPORATION shall grant a sublicense to Cambridge Biotech Corporation (hereinafter "Cambridge"), NYU agrees, on a one-time-only basis, that CORPORATION shall be entitled to allow for assignment of such sublicense, subject to the following terms and conditions: (i) such assignment shall be made only to a business entity that acquires from Cambridge its entire diagnostics division and business; and (ii) CORPORATION, Cambridge and Cambridge's assignee shall execute an Assignment Agreement, a copy of which will be provided to NYU. However, in the event that Cambridge does not divest its entire diagnostics division and business, but rather divests only that part of its diagnostic product line based on Western Blot technology, CORPORATION's right to provide Cambridge with the right to assign its sublicense agreement with CORPORATION shall be subject to NYU's prior written approval, which approval will not be unreasonably withheld.




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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as follows:

NEW YORK UNIVERSITY                     CALYPTE BIOMEDICAL CORPORATION


By:    /s/ ISAAC KOHLBERG               By:      /s/ JACK DAVIS
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Title: Vice President                   Title: President & CEO
         for Industrial Liaison                ----------------------

Date:                                   Date: 11/28/95
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